Exhibit 99.1

News Media Contact:

DynaVox

Joanne Kaufmann

Communications Manager

(412) 222-7837

Investor Contact:

ICR, LLC

Sherry Bertner

Managing Director

(646) 277-1247

DynaVox Reports Second Quarter Fiscal Year 2012 Results

PITTSBURGH, PA – February 8, 2012 – DynaVox (NASDAQ: DVOX), the world’s leading provider of communication and education products for individuals with significant speech, language and learning disabilities, today announced results for the second quarter ended December 30, 2011.

For the second quarter ended December 30, 2011, net sales decreased 9% to $23.2 million, compared to net sales of $25.5 million for the second quarter ended December 31, 2010. Sales of the Company’s speech generating devices decreased 4% to $20.1 million, and sales of its special education software declined 33% to $3.2 million from the prior year.

Gross profit for the second quarter of fiscal year 2012 decreased 7% to $16.6 million, compared to $17.9 million in the second quarter of the prior year. The Company’s gross margin expanded 140 basis points to 71.7% in the second quarter, compared to 70.3% in the second quarter of the prior year. The gross margin expansion was primarily the result of product mix and reduced royalty expense related to the Company’s EyeMax product.

Operating income was $2.5 million in the second quarter of fiscal year 2012, compared to operating income of $1.7 million in the same period a year ago, as operating expenses decreased $2.1 million compared to the second quarter of the prior year.

Second quarter GAAP net income was $0.3 million, or $0.03 per share, compared to GAAP net income of $0.2 million, or $0.02 per share, for the same quarter a year ago.

Adjusted EBITDA, defined as income (loss) before income taxes, interest income, interest expense, impairment loss, depreciation and amortization and other adjustments, increased 8% year over year in the second quarter of 2012 to $4.2 million from $3.9 million in the previous year.

“The difficult state and school budget environment led to a challenging quarter. Despite limited visibility, our year-to-date revenue growth is in line with our guidance,” said Ed Donnelly, DynaVox’s Chief Executive Officer. “While we are pleased to report improved gross margins, operating income and adjusted EBITDA, compared to the second quarter a year ago, we will continue to make further operating adjustments to better fit our business environment, to mitigate possible challenges ahead of us, and to create value for our shareholders.”

Results for the Twenty-Six Weeks Ended December 30, 2011

For the first twenty-six weeks of fiscal 2012, net sales increased 5% to $49.4 million from $47.1 million in the same period last year.

Gross profit for the first twenty-six weeks of fiscal 2012 increased 7% to $35.6 million, compared to $33.3 million in the same period last year. The Company’s gross profit margin expanded 140 basis points to 72.1% from 70.7% in the same period last year.

Operating income for the first twenty-six weeks of fiscal year 2012 was $5.3 million, compared to $0.9 million in the prior year.

GAAP net income for the first twenty-six weeks of fiscal year 2012 was $0.8 million, or $0.08 per share, compared to GAAP net loss of $(0.4) million, or $(0.04) per share, a year ago.

For the first twenty-six weeks of fiscal 2012, Adjusted EBITDA was $8.7 million, an increase of 85%, from $4.7 million in the same period last year.

Fiscal Year 2012 Guidance

For fiscal year 2012, the Company projects its net sales to grow at the lower end of the previously announced guidance range of 3% to 7% compared with fiscal year 2011. The Company expects to achieve Adjusted EBITDA for fiscal year 2012 at the lower end of the previously announced range of $23 million to $27 million and for its adjusted pro forma net income per share to be at the lower end of the previously announced range of $0.28 to $0.36.

Conference Call

The conference call is scheduled to begin at 4:45 p.m. EST on February 8, 2012. The call will be broadcast live over the Internet, hosted at the Investor Relations section of DynaVox’s website at http://ir.dynavoxtech.com/index.cfm, and will be archived online through February 22, 2012. In addition, listeners may dial (877) 312-5529 in North America, and international listeners may dial (253) 237-1147. Participants from the Company will be Ed Donnelly, Chief Executive Officer, and Ken Misch, Chief Financial Officer.

A telephonic playback will be available from 7:45 p.m. EST, February 8, 2012 through February 22, 2012. To hear the playback participants may dial (855) 859-2056 and international listeners may dial (404) 537-3406. The conference ID number is 46332329.

Explanatory Note and Non-GAAP Financial Measures

DynaVox Inc. completed an initial public offering (IPO) on April 27, 2010. As a result of the IPO and certain other recapitalization transactions, DynaVox Inc. became the sole managing member of and has a controlling interest in DynaVox Systems Holdings LLC and its subsidiaries (“DynaVox Holdings”).

This release presents adjusted pro forma net income (loss), which as defined by the Company represents net income (loss) before non-controlling interest and after pro forma corporate income tax expense applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and assumes the full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income divided by the aggregate number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards. The Company believes that Adjusted Pro Forma Net Income (Loss), when presented together with the comparable measure presented in accordance with GAAP, is useful to investors to assist in their understanding of the effect of the Company’s organizational structure on its reported results and also in comparing the Company’s results across different periods.

This release also presents Adjusted EBITDA, as defined by the Company as the income (loss) before income taxes, interest income, interest expense, impairment loss, depreciation, amortization and other adjustments noted in the table below.

Adjusted EBITDA, adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share, however, do not represent and should not be considered as an alternative to net income (loss), net income (loss) per share or cash flow from operating activities, as determined in accordance with GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements, including the information presented above under the caption “Fiscal Year 2012 Guidance” which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “projects”, “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Annual Report on Form 10-K and other filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, our expectations with respect to net sales, Adjusted EBITDA and adjusted pro forma net income per share for fiscal year 2012 reflect an assumption that the challenges presented by the current macroeconomic environment continue to exist during fiscal year 2012 but that we expect to report slightly improved results for fiscal year 2012 compared to fiscal year 2011 as a result of the strategies deployed during the latter part of fiscal year 2011. Our results may differ from these expectations should the macro-economic conditions change or should our strategies not return the expected results.

About DynaVox Inc.

DynaVox Inc. (NASDAQ: DVOX) is a publicly traded holding Company with its headquarters in Pittsburgh, Pennsylvania, whose primary operating entities are DynaVox Systems LLC and Mayer-Johnson LLC. DynaVox is the leading provider of speech generating devices and symbol-adapted special education software used to assist individuals in overcoming their speech, language and learning challenges. These solutions are designed to help individuals who have complex communication and learning needs participate in the home, classroom and community. Our mission is to enable our customers to realize their full communication and education potential by developing industry-leading devices, software and content and by providing the services to support them. We assist individuals, families, and professionals with an extensive field support organization, as well as centralized technical and reimbursement support. For more information, visit www.dynavoxtech.com.

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share and per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
NET SALES	$23,225	$25,526	$49,407	$47,095
COST OF SALES	6,580	7,587	13,766	13,821

GROSS PROFIT	16,645	17,939	35,641	33,274

OPERATING EXPENSES:
Selling and marketing	8,041	8,747	17,604	17,484
Research and development	1,520	2,358	3,711	4,892
General and administrative	4,458	4,977	8,834	9,764
Amortization of certain intangibles	110	114	220	222

Total operating expenses	14,129	16,196	30,369	32,362

INCOME FROM OPERATIONS	2,516	1,743	5,272	912

OTHER INCOME (EXPENSE):
Interest income	9	4	15	13
Interest expense	(573)	(663)	(1,142)	(1,346)
Change in fair value and net loss on interest rate swap agreement	—	(9)	—	(76)
Other expense — net	(31)	33	(40)	(235)

Total other expense — net	(595)	(635)	(1,167)	(1,644)

INCOME (LOSS) BEFORE INCOME TAXES	1,921	1,108	4,105	(732)
INCOME TAX EXPENSE (BENEFIT)	275	114	634	(7)

NET INCOME (LOSS) ATTRIBUTABLE TO THE CONTROLLING AND NON-CONTROLLING INTERESTS	$1,646	$994	$3,471	$(725)
Less: net (income) loss attributable to the non-controlling interests	(1,307)	(842)	(2,692)	373

NET INCOME (LOSS) ATTRIBUTABLE TO DYNAVOX INC.	$339	$152	$779	$(352)

Weighted-average shares of Class A common stock outstanding:
Basic	10,400,682	9,375,000	10,234,088	9,375,000

Diluted	10,400,682	9,375,000	10,234,088	9,375,000

Net income (loss) available to Class A common stock per share:
Basic	$0.03	$0.02	$0.08	$(0.04)

Diluted	$0.03	$0.02	$0.08	$(0.04)

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	December 30, 2011	July 1, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,020	$12,171
Trade receivables—net	14,399	18,676
Other receivables	288	318
Inventories—net	5,050	4,876
Prepaid expenses and other current assets	1,072	1,298
Deferred taxes	719	669

Total current assets	41,548	38,008
PROPERTY AND EQUIPMENT—Net	4,150	5,517
GOODWILL AND INTANGIBLES—Net	90,242	90,695
DEFERRED TAXES	43,653	40,677
OTHER ASSETS	1,904	2,253

TOTAL ASSETS	$181,497	$177,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$—
Trade accounts payable	4,798	6,680
Other liabilities	8,508	9,459

Total current liabilities	13,306	16,139
LONG-TERM DEBT	36,200	36,200
OTHER LONG-TERM LIABILITIES	46,271	42,262

Total liabilities	95,777	94,601

STOCKHOLDERS’ EQUITY	85,720	82,549

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$181,497	$177,150

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$5,982	$2,416	$9,469	$(1,568)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(102)	(896)	(284)	(2,325)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash used in financing activities	(299)	(1,396)	(1,234)	(4,348)
EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(11)	36	(102)	40

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,570	160	7,849	(8,201)
CASH AND CASH EQUIVALENTS:
Beginning of period	14,450	12,416	12,171	20,777

End of period	$20,020	$12,576	$20,020	$12,576

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(Unaudited)

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
Other Financial Data
Adjusted EBITDA (1)	$4,206	$3,901	$8,703	$4,693

(1)	Adjusted EBITDA represents income before income taxes, interest income, interest expense, impairment loss, depreciation and amortization and the other adjustments noted in the table below.

	Adjusted EBITDA Reconciliation
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
Income (loss) before income taxes	$1,921	$1,108	$4,105	$(732)
Depreciation	778	884	1,592	1,663
Amortization of certain intangibles	226	234	453	463
Interest income	(9)	(4)	(15)	(13)
Interest expense	573	663	1,142	1,346
Change in fair value and net loss on interest rate swap agreements	—	9	—	76
Other (income) expense, net (a)	(8)	(36)	(6)	201
Equity-based compensation	587	514	1,129	1,059
Employee severance and other costs	60	248	148	244
Acquisition costs (b)	—	209	—	241
Other adjustments(c)	78	72	155	145

Adjusted EBITDA	$4,206	$3,901	$8,703	$4,693

(a)	Excludes realized foreign currency gains or losses.
(b)	Legal, accounting and other external costs related to the purchase of certain assets and liabilities of Blink-Twice Inc. and the purchase of Eye Response Technologies, Inc. including certain post-closing expenses which may be reimbursed to the Company at a later date under the terms of the applicable agreements.
(c)	Includes certain amounts related to other taxes.

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED PRO FORMA NET INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except share and per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010
Net income (loss) attributable to DynaVox Inc.	$339	$152	$779	$(352)
Adjustments:
Net income (loss) attributable to the non-controlling interest	1,307	842	2,692	(373)
Income tax (expense) benefit	(455)	(307)	(926)	271

Total adjustments	852	535	1,766	(102)

Adjusted pro forma net income (loss)	$1,191	$687	$2,545	$(454)

Pro forma shares outstanding—diluted	29,804,179	29,834,983	29,804,288	29,834,983
Adjusted pro forma net income (loss) per share—diluted	$0.04	$0.02	$0.09	$(0.02)

Adjusted pro forma net income (loss), as defined by DynaVox, represents net income (loss) before non-controlling interests and after pro forma corporate income tax (expense) benefit applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and assumes the full exchange of Holdings Units into Class A Common Stock as described below. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income (loss), divided by the aggregate number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards.

The table above provides a reconciliation of net income (loss) to adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share.

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